SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2005
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
          On November 18, 2005, ViaSat, Inc., a Delaware corporation (“ViaSat”), entered into an Agreement and Plan of Merger (the “Acquisition Agreement”) by and among ViaSat, ECC Acquisition Company, an Ohio corporation and a wholly-owned subsidiary of ViaSat (“Merger Sub”), Efficient Channel Coding, Inc., an Ohio corporation (“ECC”), and Mark J. Vanderaar, William H. Thesling III and Frank W. Schossler, pursuant to which Merger Sub will merge with and into ECC (the “Merger”) and ECC will survive the Merger as a wholly-owned subsidiary of ViaSat. Under the terms of the Acquisition Agreement, the purchase price will be approximately $16.5 million plus (i) the assumption of certain stock options, and (ii) an earn-out provision for up to approximately $9.0 million of additional consideration. The payment of the earn-out provision will be based on ECC achieving certain earnings performance for the one-year period following the closing and certain projected earnings performance for the one-year period thereafter. No portion of the earn-out is guaranteed. The initial $16.5 million of consideration will be paid at the closing and funded from ViaSat’s cash on hand. The earn-out provision, if earned, is payable eighteen (18) months after the closing in shares of ViaSat common stock, valued based on a 20-day closing average prior to issuance, or cash (or any combination of common stock and cash at ViaSat’s discretion). If the earn-out provision is earned and paid in shares of ViaSat common stock, ViaSat has agreed to file a registration statement with the Securities and Exchange Commission registering such shares for resale. The Merger is subject to customary closing conditions and is expected to be completed in the current quarter.
          ViaSat anticipates that the proposed issuance of common stock pursuant to the Acquisition Agreement will be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations that ViaSat has obtained, or will obtain prior to issuance, from each ECC shareholder receiving such shares that the shareholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.
          A copy of the press release announcing the execution of the Acquisition Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press release issued on November 21, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.
Date: November 21, 2005	By:	/s/ Ronald G. Wangerin

	Name:	Ronald G. Wangerin
	Title:	Vice President, CFO

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued on November 21, 2005.